Exhibit 99.1





                           Memorandum of Understanding
                                     between
                              Hyundai Syscomm Corp.
                                       and
                        Electronic Control Security, Inc.

                                November 28, 2006





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                           MEMORANDUM OF UNDERSTANDING
                           ---------------------------


Parties: HYUNDAI SYSCOMM CORP. ("HYUNDAI"), a California corporation with its principal place of business located at 8805 Pagoda Way, San Diego CA 92126; and

                    ELECRONIC CONTROL SECURITY, INC. ("ECSI"), a New Jersey corporation with its principal place of business located at 790 Bloomfield Avenue, Clifton NJ 07012.

MOU:                This Memorandum of Understanding (this "MOU).


Dated:              November 28, 2006.

Effective Date:     November 28, 2006.

Term: The period between the date of this MOU and the date or dates of the Closing at which the Transactions are documented by Definitive Agreements.

Transactions:       1. A sub-contract from HYUNDAI or a HYUNDAI Affiliate (the
                    "Systems Sub-Contract") to provide up to two million dollars
                    ($2,000,000) of video surveillance systems (the "Systems") specified and integrated according to the specifications to be provided in the sub-contract. It is reasonable to assume that ECSI will have a gross profit margin on this sub-contract of at least thirty-five percent (35%) if ECSI is efficient in purchasing and integrating the Systems.
                    HYUNDAI shall have the right to substitute other equipment for the Systems under the sub-contract on terms which provide the comparable mutual benefit to HYUNDAI and ECSI.

                    2. A sub-contract from HYUNDAI or a HYUNDAI Affiliate to ECSI to provide security worthy assets in Asia (the "Asian Sub-Contract") on terms beneficial to HYUNDAI as well as ECSI. HYUNDAI will guaranty gross revenues on or prior to June 30, 2008 of at least twenty three million dollars

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                    ($23,000,000) from the Asia Sub-Contract, provided that ECSI performs its Asia Sub-Contract obligations in a timely and efficient manner. It is reasonable to assume that ECSI will have a gross profit margin on the Asia Sub-Contract of at least thirty-five percent (35%) provided that ECSI is efficient in discharging its duties under the Asia Sub-Contract.

                    3. As hereinafter used in this MOU, the term "Sub-Contracts" means the Systems Sub-Contract, the Asia Sub-Contract and any other sub-contracts entered into between HYUNDAI or a HYUNDAI Affiliate and ECSI.

                    4. In order to facilitate HYUNDAI's ability to provide work to ECSI under Sub-Contracts, HYUNDAI shall be permitted to set up new entities in each Asian country using the name HYUNDAI ECSI or a name incorporating both such names. HYUNDAI or a HYUNDAI Affiliate shall be the sole owner of each such entity and HYUNDAI's only obligation to ECSI for incorporating ECSI's name into any such entity is to award work from such entity to ECSI under a Sub-Contract when and if such entity receives a contract in that country which involves work that ECSI can perform.

                    5. As used in this MOU, "gross profit" with respect to a particular Transaction means the excess of the gross revenues received by ECSI in connection with such Transaction over the cost of goods sold in such Transaction, and "cost of goods sold" means the sum of the direct cost of good sold plus such other related manufacturing costs as may be mutually agreed by the Parties.

Closing: The closing or closings at which Definitive Agreements are executed delivered between the Parties and/or their Affiliates.

Definitive
Agreements:         The agreements that reflect the agreement of the Parties
                    with respect to the Transactions. These include, without limitation, the Escrow Agreement, the Registration Rights
                    Agreement, a stock purchase agreement, the Systems
                    Sub-Contract and the Asia Sub-Contract.

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Affiliates:         An "Affiliate" of a Party means an entity that controls such
                    Party, is controlled by such Party or is under common control with such Party, including, without limitation, all executive officers and directors of such Party. In the case of HYUNDAI, Affiliate includes any company that uses Hyundai as part of its name (a "Hyundai Company"), any other company in which any one or more Hyundai Companies have an investment of at least 5% and any sub-contractor of any such Affiliate of Hyundai.

Objectives:         1. To provide ECSI with substantial revenues and profits
                    from the Sub-Contracts.

                    2. To permit HYUNDAI to become and remain a fifty percent (50%) holder of ECSI Common Stock by compensating HYUNDAI for revenues recognized by ECSI from the Sub-Contracts on a basis designed to share the benefit between ECSI and HYUNDAI. Unless otherwise agreed by the Parties in the Definitive Agreements, ECSI shall be credited with seventy percent (70%) of such gross profits and HYUNDAI shall be credited with will thirty percent (30%) of such gross profits. HYUNDAI may at its election take its thirty percent (30%) of Gross Profits in the form of cash or in the form of ECSI Common Stock valued at fifty eight cents ($.58) per share ("Sub-Contract Shares"). By way of example, if the Sub-Contracts provided to ECSI by HYUNDAI and or one or more HYUNDAI Affiliates produce a gross profit to ECSI of thirty five percent (35%) on aggregate gross revenues of Twenty Three Million Dollars ($23,000,000) and HYUNDAI elects to take its share of the Gross Profit in the form of Sub-Contract Shares, HYUNDAI would be credited with four million one hundred sixty three thousand seven hundred ninety three (4,163,793) Sub-Contract Shares calculated as follows: ($23,000,000 x .35 x .30)/$.58 = 4,163,793;

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                    provided, however, that Sub-Contract Shares credited to
                    HYUNDAI shall only be issued to HYUNDAI if, after giving effect to their issuance and the Escrow Shares, HYUNDAI would own fifty percent (50%) or less of the outstanding shares of ECSI Common Stock. Any Sub-Contract Shares credited to HYUNDAI but not issued because of the fifty percent (50%) limitation set forth in the preceding proviso, shall be promptly issued to HYUNDAI as ECSI's outstanding shares of Common Stock increase so that, to the extent credited to HYUNDAI, HYUNDAI shall retain its fifty percent (50%) ownership interest of ECSI Common Stock.

                    3. To neutralize the anti-dilution rights of the existing holders of ECSI Warrants and 8% Convertible Debentures (the "Debentures") to permit HYUNDAI to achieve a fifty percent (50%) ownership interest in ECSI at an average cost per share of forty cents ($0.40) per share without giving the holders of the Debentures and the Warrants an adjustment of their instruments' conversion or exercise price. In order to achieve this neutralization with respect to the outstanding warrants (the "Preferred Stock Warrants") associated with the outstanding shares of ECSI Preferred Stock, ECSI shall obtain written waivers ("Waivers") from the holders of all Preferred Stock Warrants. The Waivers shall be in form and substance acceptable to HYUNDAI and shall effectively waive any exercise price adjustment to Preferred Stock Warrants as the result of HYUNDAI acquiring up to fifty percent (50%) of the outstanding shares of ECSI Common Stock. In order to achieve this neutralization with respect to the Debentures and the warrants associated with the Debentures (the "Debenture Warrants") ECSI shall take the actions set forth in the following paragraph 5.

                    4. To enable ECSI to unencumber its assets by buying out the Debentures for up to one million two hundred thousand dollars ($1,200,000) (the "Debentures Buy Out Price"), HYUNDAI will provide ECSI with funding (the "Funding") in an

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                    amount up to the Debentures Buy Out Price to purchase all
                    Debentures. ECSI shall obtain Waivers from the holders of all of the Debenture Warrants. The Waivers shall be in form and substance acceptable to HYUNDAI and shall effectively waive any exercise price adjustment to Debenture Warrants as the result of HYUNDAI acquiring up to fifty percent (50%) of the outstanding shares of ECSI Common Stock.

                    5. As soon as reasonably practicable but in no case later than December 22, 2006: (a) HYUNDAI, ECSI and Hirshfield Law, as Escrow Agent (the "Escrow Agent"), shall enter into an Escrow Agreement substantially in the form annexed hereto as Annex 1 (the "Escrow Agreement"); and (b) ECSI shall deliver to the Escrow Agent four million eight hundred thousand (4,800,000) shares of ECSI Common Stock registered in the name of HYUNDAI (the "Escrow Shares"). The Escrow Shares shall be evidenced by ten (10) stock certificates, nine of which shall be for five hundred thousand (500,000) and one of which shall be for three hundred thousand (300,000) of the Escrow Shares. Each of these stock certificates shall bear a legend that the Escrow Shares have not been registered under the Securities Act of 1933 (the "Securities Act"). (the "Escrow Shares"). HYUNDAI's obligation to provide the Funding to the Escrow Agent shall be conditioned on: (i) all holders of Preferred Stock Warrants executing and delivering the Waivers described in paragraph 3 above in this Objectives section; (ii) all holders of the Debentures irrevocably agreeing to release their lien on the assets of ECSI and accept up to One Million Two Hundred Thousand Dollars ($1,200,000) in full payment of the Debentures; and (iii) all holders of the Debenture Warrants executing and delivering the Waivers described in paragraph 4 of this Objective section. Based on the number of shares of ECSI Common Stock outstanding on the date of this MOU, the Escrow Shares will represent more than thirty five percent (35%) of the shares of ECSI Common Stock to be outstanding once the Escrow Shares are issued.

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                    6. The Escrow Agent shall concurrently wire transfer the
                    Funding it has received from HYUNDAI to or upon the direction of ECSI and deliver the Escrow Shares to or upon the direction of HYUNDAI.

                    7. ECSI shall register the resale of the Escrow Shares under the Securities Act as promptly as reasonably practicable and shall also enter into a Registration Rights Agreement between HYUNDAI and ECSI substantially in the form annexed hereto as Annex 2.

                    8. To enable ECSI to list its Common Stock on Nasdaq as soon as HYUNDAI has acquired fifty percent (50%) of the outstanding shares of ECSI Common Stock and as soon as ECSI meets all of the listing criteria. At present, ECSI is missing the following Nasdaq listing criteria: Stockholders' equity of Five Million Dollars ($5,000,000), market value of publicly held shares of Five Million Dollars ($5,000,000) and a minimum bid price of Four Dollars ($4) per share. ECSI believes that when its stock hits a minimum bid price of Four Dollars ($4), it will meet all of the Nasdaq listing requirements.

Operative
Provisions:         1. During the Term neither HYUNDAI nor ECSI shall make any public or private disclosure of the existence of this MOU, the Transactions or the other terms or provisions of this MOU. The Parties agree that any such disclosure prior to the Closing shall have a disruptive effect on the market, and that the negotiation and execution of the Definitive
                    Agreements are best accomplished in the absence of such disclosure. Notwithstanding the foregoing, if the Definitive
                    Agreements shall be executed at different times, there may be public disclosure of each Definitive Agreement promptly after it has been executed and the disclosure has been mutually agreed by the Parties.

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                    2. The Parties shall act in good faith and use their
                    commercially reasonably best efforts to enter into the Definitive Agreements as soon as commercially reasonable.

                    3. This MOU shall be governed by the internal laws of the State of California. Should any provision or part of this MOU be determined to be void, invalid, or otherwise unenforceable by any court or tribunal of competent jurisdiction, such determination shall not affect the remaining provisions of this MOU which shall remain in full force and effect.

                    4. This MOU contains the full and final, complete and exclusive terms of the Parties relating to the subject from which this MOU was created. This MOU shall supersede any prior agreement, whether oral or written, relating to the subject from which this MOU was created. This MOU may not be changed and or otherwise modified or amended except with a subsequent written instrument executed by both Parties.

                    5. Concurrently with the execution and delivery of this MOU, the Parties are executing a Mutual Confidentiality and Non-Circumvention Agreement that shall survive this MOU.

                    6. Each Party shall bear its own expenses in connection with the preparation, negotiation execution and delivery of this MOU and the Definitive Agreements

                    7. Each Party acknowledges and agrees that in the event of any breach by either Party, including without limitations, the actual or threatened disclosure of this MOU, the Transactions or the other terms and provisions of this MOU before the Closing, the other Party will suffer irreparable damage and injury such that no remedy at law will afford adequate protection against or appropriate compensation for such injury. Accordingly, each Party hereby agrees that the other Party shall be entitled to specific performance of the obligations of the other Party under this MOU. As well, further injunctive relief may be sought, and granted by a court of competent jurisdiction.

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                    8. Unless authorized by the other Party in writing, under no other circumstances, shall a Party make any effort to contact an Affiliate of the other Party or any of its employees.


Consideration
and Execution:      In consideration of the foregoing and other good and
                    valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties, intending to be legally bound, have caused this MOU to be executed and delivered by their duly authorized officers.


Signatures:

Hyundai Syscomm Corp.                      Electronic Control Security, Inc.


By: /s/ Samuel Lee                         By: /s/ Arthur Barchenko
    ----------------------                     ----------------------------
    Name: Samuel Lee                           Name: Arthur Barchenko
    Title: Chairman of the Board               Title: Chief Executive Officer

Dated: November 28, 2006                   Dated: November 28, 2006

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